UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2013 (May 29, 2013)

RREEF Property Trust, Inc
(Exact Name of Registrant as Specified in Its Charter)

Maryland          333-180356         45-4478978
(State or other jurisdiction of (Commission File Number) (I.R.S. Employer incorporation or organization) Identification No.)

345 Park Avenue, 24th Floor, New York, NY 10154
(Address of principal executive offices)
(Zip Code)

(212) 454-6260
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Expense Support Agreement

On May 29, 2013, RREEF Property Trust, Inc. (the “Company”) entered into an expense support agreement (the “Expense Support Agreement”) by and between the Company and RREEF America L.L.C., the Company’s advisor and sponsor (“RREEF America”). Pursuant to the terms of the Expense Support Agreement, RREEF America has incurred, and may continue to incur, expenses related to the Company that are not required to be reimbursed over the 60-month period following January 3, 2014 in accordance with the Company's advisory agreement ("Expense Payments"), which may include, without limitation, Organizational and Offering Expenses and Operating Expenses. RREEF America may incur these expenses until the earlier of (i) the date the Company has raised $200,000,000 in aggregate gross proceeds from its continuous public offering (the "Offering") or (ii) January 1, 2014. For the purposes of the Expense Support Agreement, the terms “Organizational and Offering Expenses” and "Operating Expenses" are defined to have the meaning ascribed to such terms in the Advisory Agreement, dated as of December 21, 2012, by and among the Company, RREEF America and RREEF Property Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”).
Pursuant to the Expense Support Agreement, commencing with the earlier of (i) the quarter beginning on January 1, 2015 or (ii) the quarter in which the Company receives $200,000,000 in aggregate gross proceeds from the Offering, within five business days after the end of such quarter and each calendar quarter thereafter, the Company will reimburse RREEF America in an amount equal to the lesser of (i) $250,000 and (ii) the aggregate amount of all Expense Payments made by RREEF America prior to the last day of such calendar quarter that have not been previously reimbursed by the Company to RREEF America, until the aggregate of all Expense Payments have been reimbursed by the Company.
The Company or RREEF America may terminate the Expense Support Agreement at any time, without penalty, upon 30 days' notice. If the Expense Support Agreement is terminated by RREEF America, the Company shall continue to reimburse RREEF America for all unreimbursed Expense Payments on a quarterly basis as provided in the Expense Support Agreement. If the agreement is terminated by the Company, the Company shall reimburse the Advisor for all unreimbursed Expense Payments within 30 days after such termination. At the Company's discretion, such reimbursement may be in the form of cash, a non-interest bearing promissory note with equal monthly principal payments over a term of no more than five years, or any combination thereof.
The description of the Expense Support Agreement set forth above is qualified in its entirety by reference to the Expense Support Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Purchase and Sale Agreement

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On May 31, 2013, the Company acquired 9022 Heritage Parkway, a two-story office building located in Woodridge, Illinois. The Company acquired the property through RPT Heritage Parkway, LLC, an indirect wholly owned subsidiary of the Operating Partnership. The purchase price for the property was $13,300,000, exclusive of closing costs. The Company funded the acquisition of the property with proceeds from the sale of its common stock and borrowing $6,700,000 under the Company's previously reported line of credit with Regions Bank. Initially, the loan bears interest at a variable per annum rate equal to the adjusted British Bankers Association LIBOR Rate plus 2.20%, payable monthly.

RREEF America previously entered into the Agreement of Purchase and Sale, dated March 28, 2013, with 9022 Heritage Parkway, LLC, an Illinois limited liability company (the "Seller"), with respect to the property, as amended by the First and Second Amendments to the Agreement of Purchase and Sale, dated April 30, 2013 and May 7, 2013, respectively (as amended, the "Purchase and Sale Agreement"). On May 31, 2013, pursuant to the Assignment of Agreement of Purchase and Sale, by and between RREEF America and a wholly owned subsidiary of the Operating Partnership (the "Assignment Agreement"), RREEF America assigned its right, title and interest in and to the Purchase and Sale Agreement to the Operating Partnership's wholly owned subsidiary. The description of the Purchase and Sale Agreement and and the Assignment Agreement set forth above is qualified in its entirety by reference to the Purchase and Sale Agreement and the Assignment Agreement, copies of which are attached as Exhibits 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K.

9022 Heritage Parkway is a 94,233 square foot office building situated on 8.05 acres, located at the interchange of Interstate 55 and Lemont Road, approximately 25 miles west of downtown Chicago. 9022 Heritage Parkway is well located in the Eastern East-West Corridor of the Chicago suburban office market, the largest of the metro’s suburban submarkets. The property is 100% leased to Allstate Insurance Company ("Allstate"), a wholly owned subsidiary of The Allstate Corporation (NYSE:ALL). The Allstate Corporation engages in the personal property and casualty insurance, life insurance, and retirement and investment products business. 9022 Heritage Parkway was constructed in 2002 as a build-to-suit for Allstate. Allstate utilizes the property as a claims center for the southwestern areas of the Chicago MSA. The property is one of Allstate's three rapid response natural disaster locations in the United States.

Allstate has leased 100% of the property since 2002, when Allstate consolidated five locations into the property. Pursuant to the terms of the lease, Allstate is responsible for the payment of base rent and all of the property's operating expenses. On July 31, 2012, Allstate executed a six-year, four-month lease renewal through November 30, 2018. The lease provides for one five-year renewal option. The current base rent per year is $1,107,482, or $11.75 per square foot, increasing to $1,148,944 or $12.19 per square foot on August 1, 2013, with approximately 3.6% increases per year thereafter. Allstate self-manages operations at the property and has engaged CB Richard Ellis, through its national account, as its facilities manager. Jones Lang LaSalle is responsible for property management oversight and accounting.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Items 1.01 and 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure.

The Company's board of directors authorized and declared daily cash distributions of $0.00164384 per share, which will be payable with respect to each month from the period commencing on June 1, 2013 and ending on September 30, 2013 for each share of Class A and Class B common stock outstanding (less class-specific expenses). The first distribution for both classes of shares is payable on or about July, 1, 2013.

Item 8.01    Other Events.

As previously reported, the Company is conducting a continuous public offering of up to $2,500,000,000 in any combination of shares of its Class A and Class B common stock. Pursuant to the terms of the Offering, the Company is required to deposit all subscription proceeds in escrow until the date the Company receives purchase orders for at least $10,000,000 (including shares purchased by RREEF America, its affiliates and the Company's directors and officers and excluding purchase orders received from Pennsylvania investors) in any combination of Class A and Class B shares, and the Company’s board of directors has authorized the release of the escrowed purchase order proceeds to the Company so it can commence operations. On May 30, 2013, RREEF America purchased $10,000,000 of the Company’s Class B shares. On May 30, 2013, following the authorization of the Company’s board of directors, the Company’s escrow agent released all of the escrowed purchase order proceeds to the Company (excluding proceeds from Pennsylvania investors).

Item 9.01    Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

Since it is impracticable to provide the required financial statements for the acquisition of 9022 Heritage Parkway at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before August 16, 2013, which date is within the period allowed to file such an amendment.

(b)    Pro Forma Financial Information.

See paragraph (a) above.

(d)    Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ Julianna S. Ingersoll
Name:	Julianna S. Ingersoll
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Date: May 31, 2013

EXHIBIT INDEX
Exhibit No.

10.1	Expense Support Agreement, dated and effective as of May 29, 2013, by and between the Company and RREEF America L.L.C.

10.2	Agreement of Purchase and Sale, dated March 28, 2013, by and between 9022 Heritage Parkway, LLC and RREEF America L.L.C.

10.3	First Amendment to Agreement of Purchase and Sale, dated April 30, 2013, by and between 9022 Heritage Parkway, LLC and RREEF America L.L.C.

10.4	Second Amendment to Agreement of Purchase and Sale, dated May 7, 2013, by and between 9022 Heritage Parkway, LLC and RREEF America L.L.C.

10.5	Assignment of Agreement of Purchase and Sale, dated May 31, 2013, by and between RREEF America L.L.C. and RPT Heritage Parkway, LLC.